EXHIBIT 99.1

Vitran Reports 2013 First Quarter Results

REMINDER:

Vitran management will conduct a conference call and webcast today: April 25, at 11:00 a.m. ET to discuss the Company's 2013 first quarter results

Conference call dial-in: 1-888-396-8049 or 416-764-8646 (International)

Live Webcast: www.vitran.com (select "Investor Relations")

TORONTO, April 25, 2013 (GLOBE NEWSWIRE) -- Vitran Corporation Inc. (Nasdaq:VTNC) (TSX:VTN), a North American transportation firm, today announced its unaudited financial results for the first quarter of 2013 (all figures reported in $U.S.).

Vitran reported a 9.8% decrease in consolidated revenues to $161.1 million in the first quarter of 2013 compared to $178.6 million in the first quarter of 2012. Vitran recorded a net loss from continuing operations of $17.6 million, or $1.07 per basic and diluted share, for the quarter ended March 31, 2013 compared to a net loss from continuing operations of $7.2 million, or $0.44 per basic and diluted share, for the 2012 first quarter. On March 4, 2013, Vitran completed the previously announced divestiture of its Supply Chain Operation (SCO) for $97.0 million in cash. Vitran used a portion of the net proceeds to fully reduce its outstanding debt under its senior revolving credit facility and ended the quarter with $54.6 million of cash on its balance sheet. Vitran recorded a gain of $84.6 million on the divestiture of its SCO segment. The gain and operating results of the segment have been recorded as a discontinued operation.

Vitran Interim President and Chief Executive Officer William Deluce stated, "We are very disappointed with Vitran's financial results. Vitran's Board of Directors is focused on the objective of enhancing shareholder value, and is confident that such objective is aligned with the interests of all of Vitran's stakeholders."

"With the completed sale of the SCO business earlier in March, Vitran ended the quarter with $54.6 million of cash on its balance sheet. Canadian LTL continues to meet management's expectations and is commercially focused on the Canadian market place. Finally, I would like to reiterate that management and the Board are engaged, determined and understand the urgency to enhance shareholder value in Vitran," concluded Mr. Deluce.

Operating Results

The Company posted a loss from operations in its LTL division for the 2013 first quarter of $14.5 million compared to $4.8 million for the 2012 first quarter. The LTL division posted an OR (operating ratio) of 109.0% compared to an OR of 102.7% in the comparable period a year ago. On a year over year basis, shipments and tonnage both decreased 13.0% and 13.1% respectively, in the LTL division. Both metrics were negatively impacted by one and a half fewer working days in the 2013 first quarter compared to the first quarter in 2012.

About Vitran Corporation Inc.

Vitran Corporation Inc. is a North American group of transportation companies offering less-than-truckload services throughout the United States and Canada. To find out more about Vitran Corporation Inc. (Nasdaq:VTNC) (TSX:VTN), visit the website at www.vitran.com.

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. Forward-looking statements may be generally identifiable by use of the words "believe", "anticipate", "intend", "estimate", "expect", "project", "may", "plans", "continue", "will", "focus", "should", "endeavor" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on current expectations and are naturally subject to uncertainty and changes in circumstances that may cause actual results to differ materially from those expressed or implied by such forward-looking statements.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Vitran's actual results, performance or achievements to differ materially from those projected in the forward-looking statements. Factors that may cause such differences include, but are not limited to, technological change, increases in fuel costs, regulatory changes, the general health of the economy, seasonal fluctuations, unanticipated changes in railroad capacities, exposure to credit risks, changes in labour relations and competitive factors. More detailed information about these and other factors is included in the annual MD&A on Form 10K under the heading "General Risks and Uncertainties." Many of these factors are beyond the Company's control; therefore, future events may vary substantially from what the Company currently foresees. You should not place undue reliance on such forward-looking statements. Vitran Corporation Inc. does not assume the obligation to revise or update these forward-looking statements after the date of this document or to revise them to reflect the occurrence of future unanticipated events, except as may be required under applicable securities laws.

(tables follow)

Vitran Corporation Inc.
Consolidated Balance Sheets
(in thousands of United States dollars, US GAAP)

	Mar 31, 2013	Dec 31, 2012
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$ 54,576	$ 233
Accounts receivable	77,619	65,291
Inventory, deposits and prepaid expenses	10,477	10,131
Current assets of discontinued operations	--	11,436
Deferred income taxes	91	92
	142,763	87,183

Property and equipment	127,806	131,640
Intangible assets	2,274	2,707
Goodwill	5,464	5,579
Long-term assets of discontinued operations	--	11,388
	$ 278,307	$ 238,497
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$ 72,064	$ 67,744
Income and other taxes payable	925	517
Current liabilities of discontinued operations	--	14,068
Current portion of long-term debt	3,944	3,339
	76,933	85,668

Long-term debt	81,781	101,997
Deferred income taxes	957	1,175

Shareholders' equity:
Common shares	100,204	99,954
Additional paid-in capital	5,723	5,708
Retained earnings (accumulated deficit)	6,783	(60,889)
Accumulated other comprehensive income	5,926	4,884
	118,636	49,657
	$ 278,307	$ 238,497

(Consolidated Statements of Income (Loss) follows)

Vitran Corporation Inc.
Consolidated Statements Of Income (Loss)
(Unaudited)
(in thousands of United States dollars except per share amounts, US GAAP)

	Three months ended March 31,

	2013	2012
Revenue	$ 161,109	$ 178,587
Operating expenses:
Salaries, wages and other employee benefits	73,122	76,371
Purchased transportation	24,976	25,771
Depreciation and amortization	3,901	3,759
Maintenance	7,479	8,583
Rents and leases	8,599	7,947
Owner operators	11,969	11,228
Fuel and fuel-related expenses	31,575	36,024
Other operating expenses	15,633	15,087
Other (income) loss	(290)	82
Total operating expenses	$ 176,964	$ 184,852
Loss from continuing operations before the undernoted	(15,855)	(6,265)
Interest expense, net	1,920	1,310
Loss from continuing operations before income taxes	(17,775)	(7,575)
Income tax recovery	(146)	(388)
Net loss from continuing operations	(17,629)	(7,187)
Discontinued operations, net of income taxes	85,301	1,371
Net income (loss)	$ 67,672	$ (5,816)
Basic and Diluted income (loss) per share:
Loss from continuing operations	$ (1.07)	$ (0.44)
Discontinued operations income	$ 5.20	$ 0.08
Net income (loss)	$ 4.13	$ (0.36)

Weighted average number of shares:
Basic	16,401,808	16,367,109
Diluted	16,401,808	16,367,109

(Consolidated Statements of Cash Flows follows)

Vitran Corporation Inc.
Consolidated Statements Of Cash Flows
(Unaudited)
(in thousands of United States dollars, US GAAP)

	Three months ended Mar 31,
	2013	2012
Cash provided by (used in):
Operations:
Net income (loss)	$ 67,672	$ (5,816)
Items not involving cash from operations:
Depreciation and amortization	3,901	3,759
Deferred income taxes	(222)	(43)
Share-based compensation expense	95	127
Loss (gain) on sale of property and equipment	(290)	82
Income on discontinued operations	(85,301)	(1,371)
Change in non-cash working capital components	(7,019)	(6,325)
Continuing operations	(21,164)	(9,587)
Discontinued operations	475	3,379
	(20,689)	(6,208)

Investments:
Proceeds from sale of business, net of cash divested	93,739	--
Purchase of property and equipment	(791)	(1,582)
Proceeds on sale of property and equipment	344	541
Continuing operations	93,292	(1,041)
Discontinued operations	22	(200)
	93,314	(1,241)
Financing:
Change in revolving credit facility and bank overdraft	(31,750)	9,540
Repayment of long-term debt	(444)	(244)
Proceeds from long-term debt	14,058	--
Repayment of capital leases	(402)	(941)
Financing costs	(514)	--
Issue of common shares upon exercise of stock options	170	151
	(18,882)	8,506

Effect of foreign exchange translation on cash	600	(84)

Increase in cash and cash equivalents	54,343	973
Cash and cash equivalents, beginning of period	233	1,204
Cash and cash equivalents, end of period	$ 54,576	$ 2,177

Change in non-cash working capital components:
Accounts receivable	$ (10,510)	$ (8,505)
Inventory, deposits and prepaid expenses	168	(1,270)
Income taxes payable	(997)	(1,089)
Accounts payable and accrued liabilities	4,320	4,539
	$ (7,019)	$ (6,325)

(additional financial information follows)

Statistical Information
(Unaudited)
For the quarter ended Mar 31, 2013
($U.S.)	LTL	Q. over Q.
	Division	% Change
Revenue (000's)	$ 161,109	* (9.5%)
No. of Shipments	979,903	(13.0%)
Weight (000's lbs)	1,436,813	(13.1%)
Revenue per shipment	$ 164.41	* 4.0%
Revenue per CWT	$ 11.21	* 4.1%

* All % changes have been normalized for the impact of foreign exchange fluctuation, period over period

CONTACT: William Deluce, Interim President/CEO
         Fayaz Suleman, VP Finance/CFO
         Vitran Corporation Inc.
         416/596-7664